UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

AMERICAN REBEL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	47-3892903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

718 Thompson Lane, Suite 108-199 Nashville, Tennessee	77007
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	The Nasdaq Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333- 260646

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant’s Securities to be Registered.

The securities to be registered hereby are the common stock, $0.001 par value per share (the “Common Stock”), and the Warrants to purchase Common Stock (the “Warrants”), of American Rebel Holdings, Inc. (the “Registrant”). The description of the Common Stock set forth under the heading “Description of our Securities” and under the further heading “Common Stock”, and the description of the Warrants set forth under the heading “Description of our Securities” and under the further heading “Warrants”, both contained in the Registrant’s registration statement on Form S-1 (File No. 333-260646) (the “Registration Statement”), initially filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on November 1, 2021, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act, in connection with such Registration Statement, is incorporated herein by reference.

Item 2.	Exhibits.

In accordance with the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	February 4, 2022

AMERICAN REBEL HOLDINGS, INC.

By:	/s/ Charles A. Ross
Name:	Charles A. Ross
Title:	Chief Executive Officer